UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2014, Navient Corporation (the “Company”) filed a Current Report on Form 8-K disclosing that, effective November 14, 2014, the Company’s Board of Directors (the “Board”) had unanimously approved the appointment of John K. Adams, Katherine Lehman and Laura S. Unger as directors to fill existing vacancies on the Board, effective immediately. As of the date of that filing, the Board had not determined on which committees the new Directors would serve.

On December 10, 2014, effective immediately, the Board appointed:

•	Mr. Adams to its Audit Committee and its Finance and Operations Committee;

•	Ms. Lehman to its Compensation and Personnel Committee and its Finance and Operations Committee; and

•	Ms. Unger to its Audit Committee and its Nominations and Governance Committee.

The Board has previously determined that each of the directors named above satisfies all applicable requirements to serve on the Committees to which he or she has been appointed, including without limitation the applicable requirements of the listing standards of the NASDAQ Global Select Market, the Company’s Corporate Governance Guidelines, and the Securities Exchange Act of 1934, as amended.

After giving effect to the foregoing Committee appointments and to the appointment of Anna Escobedo Cabral as a member of the Audit Committee and the Finance and Operations Committee as reported in that certain Current Report on Form 8-K dated December 9, 2014, filed concurrently herewith, membership of the Committees of the Board is as set forth below:

Executive Committee William Diefenderfer, Chair Jack F. Remondi Anne Torre Bates Barry Munitz Steve Shapiro Barry Williams

Audit Committee Ann Torre Bates, Chair Laura S. Unger, Vice Chair John K. Adams, Jr. Anna Escobedo Cabral Diane Suitt Gilleland Jane J. Thompson	Finance and Operations Committee Barry L. Williams, Chair John K. Adams, Jr. Anna Escobedo Cabral Katherine A. Lehman Linda Mills Jane J. Thompson
Compensation and Personnel Committee Steven Shapiro, Chair Linda Mills, Vice Chair Katherine A. Lehman Barry Munitz Barry L. Williams	Nominations and Governance Committee Barry Munitz, Chair Ann Torre Bates, Vice Chair Diane Suitt Gilleland Steven Shapiro Laura S. Unger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: December 11, 2014	By:	/s/ Mark L. Heleen
Mark L. Heleen Senior Vice President, Senior Deputy General Counsel and Secretary